UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 2, 2012

Commission File Number:  00049806

First PacTrust Bancorp, Inc.
(Exact name of small business issuer as specified in its charter)

Maryland
(State or other jurisdiction of incorporation or organization)

043639825
(IRS Employer Identification No.)

18500 Von Karman Ave, Suite 1100, Irvine, California 92612
(Address of principal executive offices)

949-236-5211
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Today, July 2, 2012, FirstPacTrust Bancorp, Inc., the holding company for PacTrust Bank, and Manhattan Beach, California-based Beach Business Bank today jointly announced they have completed their merger, under which Beach shareholders are entitled to receive cash and warrants to acquire First PacTrust common stock with a total value of approximately $39 million.

The banks also announced that at the completion of the merger, Robert M. Franko, president and CEO of Beach prior to the merger, became president of First PacTrust, and Robb Evans, a director of Beach prior to the merger, joined the board of directors of First PacTrust, expanding the board to eight members.  In addition, at the completion of the merger, Beach directors Fred Jensen, Jim Gray and Dan Mathis joined the board of directors of PacTrust Bank.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01 Other Events.

See Item 5.02.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

Date:   July 2, 2012
By:	/s/ Richard Herrin
Name: Richard Herrin
Title: Executive Vice President, Chief Administrative Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated July 2, 2012